UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)      Employment Agreement with Lawrence E. Kreider, Jr.

          Cedar Shopping Centers, Inc. (the “Company”) has entered into an employment agreement effective June 20, 2007, with Lawrence E. Kreider, Jr. to serve as Chief Financial Officer of the Company. Mr. Kreider’s employment is also discussed below in Item 5.02 of this Current Report on Form 8-K.

          The agreement provides for an annual base salary of $350,000, subject to annual discretionary increases. Upon the effectiveness of the agreement, Mr. Kreider was paid $150,000 and received 20,000 shares of restricted common stock of the Company which cliff vest on the third anniversary of grant. Mr. Kreider also participates in the Company’s annual bonus plan for senior executive officers, with his initial bonus for 2007 targeted at an annualized amount of $275,000. Payment of the bonus is guaranteed for one year. In addition, Mr. Kreider participates in the Company’s long-term incentive compensation plan pursuant to which he will be entitled to receive grants of restricted stock, initially anticipated to be valued at $275,000 for the first year.

          The agreement is for four years, but the Company has the right to terminate the agreement prior to June 30, 2008. If the Company elects to terminate the agreement prior to June 30, 2008 other than for “cause” or if Mr. Kreider elects to terminate the agreement for “good reason” (as such terms are defined in the agreement), then Mr. Kreider will receive, as severance pay, a lump sum cash payment equal to 125% of his annual salary and bonus and 50% of the restricted shares shall vest. If thereafter Mr. Kreider’s employment shall be terminated by the Company without cause or by Mr. Kreider for good reason, he will be entitled to receive a lump sum cash payment equal to two and one-half times his annual base salary and average annual bonus for the preceding two years, his health insurance benefits will be continued for 12 months and the vesting of all restricted stock will be accelerated.

          The foregoing description of the employment agreement with Mr. Kreider is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(b)      Consulting Agreement with Thomas J. O’Keeffe.

          Effective June 20, 2007, the Company entered into a consulting agreement with Thomas J. O’Keeffe. On that date, Mr. O’Keeffe retired as Chief Financial Officer of the Company and his employment agreement with the Company was terminated. The consulting agreement terminates March 30, 2010 and provides for payment of monthly consulting fees commencing July 1, 2007 of $25,000 per month through June 30, 2008 and $20,000 per month thereafter. In addition, he will be paid his salary through June 30, 2007 and will receive a bonus of $167,500 for 2007. These payments will continue to be made if the Company terminates Mr. O’Keeffe’s services or if Mr. O’Keeffe should die or become disabled. Mr. O’Keeffe has agreed to make himself available to the Company for consulting purposes at reasonable times and to be available at least ten days each calendar quarter. Mr. O’Keeffe will receive $1,500 for each day spent providing consulting services to the Company. Upon the occurrence of a change in control, Mr. O’Keeffe will be entitled to receive a lump sum payment equal to two and one-half times his annual salary and bonus for 2006 and all restricted shares shall be vested and he will be entitled to be grossed up, on an after-tax basis, for any excise taxes imposed under the Internal Revenue Code of 1986 on any excess parachute payments.

          The foregoing description of the consulting agreement with Mr. O’Keeffe is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2007, the Company announced that Lawrence E. Kreider, Jr. has joined the Company as Chief Financial Officer. In this capacity he succeeds Thomas J. O’Keeffe who retired but will remain as a consultant to the Company. The material terms of the agreements with Messrs. Kreider and O’Keeffe are described in Item 1.01 of this Current Report on Form 8-K.

Mr. Kreider, age 59, previously was employed by Affordable Residential Communities Inc. commencing in 2001 as an Executive Vice President, also serving as Chief Financial Officer from 2001 to 2003 and from November 1, 2004 to June 2007, as well as Chief Information Officer from 2002 to June 2007 and Chief Accounting Officer from 2004 to June 2007. During this time he also served as Executive Vice President-Finance. Prior to 2001, Mr. Kreider was Senior Vice President of Finance for Warnaco Group Inc. and President of Warnaco Europe. Prior thereto, Mr. Kreider served in several senior finance positions, including Senior Vice President, Controller and Chief Accounting Officer, with Revlon Inc. and MacAndrews & Forbes Holdings from 1986 to 1999. Prior thereto, he served in senior finance positions with Zale Corporation, Johnson Matthew Jewelry Corporation and Refinement International Company. Mr. Kreider, a C.P.A., began his career with Coopers & Lybrand. Mr. Kreider holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Yale University.

There are no other arrangements or understandings between Mr. Kreider and any other persons pursuant to which Mr. Kreider was appointed as an executive officer. Mr. Kreider has no family relationships with any executive officer or director of the Company, and there are no relationships or transactions for Mr. Kreider that are reportable pursuant to Item 404(a) of Regulation S-K.

Further details regarding the appointment can be found in a copy of the press release that is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. 10.1 10.2 99.1	Description

Employment Agreement dated June 20, 2007 between the Company and Lawrence E. Kreider, Jr.

Consulting Agreement dated June 20, 2007 between the Company and Thomas J. O'Keeffe

Press Release dated June 20, 2007

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2007

CEDAR SHOPPING CENTERS, INC. By: /s/ Leo S. Ullman Leo S. Ullman Chairman, President, CEO

Exhibit Index

Exhibit No. 10.1 10.2 99.1	Description

Employment Agreement dated June 20, 2007 between the Company and Lawrence E. Kreider, Jr.

Consulting Agreement dated June 20, 2007 between the Company and Thomas J. O'Keeffe

Press Release dated June 20, 2007